CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" and "Experts" in the combined proxy statement/prospectus and to the use of our report dated January 24, 2003, with respect to the Safeco Taxable Bond Trust for the year-ended December 31, 2002, which is incorporated by reference in this Registration Statement (Form N-14) of the Safeco Taxable Bond Trust.

                                                           /s/ Ernst & Young LLP

Seattle, Washington
August 8, 2003